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                                                                 EXHIBIT (a)(3)


                          KEMPER STRATEGIC INCOME FUND

                Certificate of Amendment of Declaration of Trust

     The undersigned, being a majority of the duly elected and qualified Trustees of Kemper Strategic Income Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX, Section 4 of the Declaration of Trust dated March 2, 1990, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolutions set forth below at a meeting called, convened and held on January 20, 1999:

          RESOLVED, that the name of the Trust be, and it hereby is, changed from "Kemper Strategic Income Fund" to "Kemper Strategic Income Trust" effective as of the date upon which a Certificate of Amendment is filed with the office of the Secretary of State of The Commonwealth of Massachusetts;

          FURTHER RESOLVED, that the execution by a majority of this Board, and the filing with the Secretary of State of The Commonwealth of Massachusetts of an appropriate instrument in writing, pursuant to
          Article IX, Section 4 of the Agreement and Declaration of Trust to reflect the name change is hereby approved.

     IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


                                        /s/ James E. Akins
                                        ----------------------------------------
                                        James E. Akins, Trustee


                                        /s/ Arthur R. Gottschalk
                                        ----------------------------------------
                                        Arthur R. Gottschalk, Trustee


                                        /s/ Frederick T. Kelsey
                                        ----------------------------------------
                                        Frederick T. Kelsey, Trustee


                                        /s/ Thomas W. Littauer
                                        ----------------------------------------
                                        Thomas W. Littauer, Trustee

                                    (STAMP)
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                                        /s/ Daniel Pierce
                                        ----------------------------------------
                                        Daniel Pierce, Trustee


                                        /s/ Fred B. Renwick
                                        ----------------------------------------
                                        Fred B. Renwick, Trustee


                                        /s/ John B. Tingleff
                                        ----------------------------------------
                                        John B. Tingleff, Trustee


                                        /s/ John G. Weithers
                                        ----------------------------------------
                                        John G. Weithers, Trustee

Dated: January 20, 1999
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                                  (ILLEGIBLE)

                                  (ILLEGIBLE)

                                    (STAMP)

                                     (SEAL)